Exhibit 4.150

Contract Register No.:

Technology Development Contract

Project Name:   Gametea Dynamic Effect Plug-in Playing Technology Development Contract

Principal:
(Party A)          Wenzhou Chuangjia Technology Co., Ltd.

Developer:
 (Party B)         Shengqu Information Technology (Shanghai) Co., Ltd.

Signature Place:      District (County)   Province Shanghai (City)

Signature Date: April 15, 2007

Validate from April 15, 2007 to October 15, 2007

Science and Technology Commission of Shanghai Municipality

Shanghai Administration of Industry and Commerce

Development (I)
This Contract on Technology Development of Dynamic Effect Plug-in Playing Technology Project (entrusted/cooperated development) (this Project is subordinate to      Plan ☐) is made by and between the parties hereto subject to the Contract Law of the People’s Republic of China.
※  Technology Contents, Forms and Requirements over the Subject Matter hereof:
Basic Requirements:

i. Expected Effects of Demonstrating Dynamic Effect Plug-in Playing Technology: To support any versions of flash formats, applicable to be played smoothly and clearly, not subject to flash version.

ii. Expected Effects during developing Dynamic Effect Plugin Playing Technology: To support playing both modes of local Flash and online Flash, applicable to acquire any one frame of BMP data from SWF or buffer, applicable to support mouse clicking events, and inputting event from keyboard, and also support Flash internal communications.

iii. Theory of Dynamic Effect Plug-in Playing Technology: XML trees are generated from the data process in Flash and XML documents will be sent to the Server through HTTP communications. On the Server, the received XML tree firstly will be interpreted, and then the related operations will be conducted according to procedures, such as reading and writing database or other resources, and furthermore generate XML trees, and the XML documents will be sent to Flash port. And finally the XML documents will be received from Flash port with XML trees being interpreted and the related data being processed. From this cycle, the whole playing procedure will be implemented.

iv. Interpretations of Key Words in Dynamic Effect Plugin Playing Technology: Win 32 Applications are comprised by one or multiple concurrent threads, among which the first startup thread is called Primary Thread; Definition of Universal Interface released by Adobe—the scalable system structure.

Required Specifications and Parameters:
To support the game interface and play SWF documents in the application interface of WIN32;
To support playing both modes of local Flash and online Flash, applicable to acquire any one frame of BMP data from SWF or buffer;
To support mouse clicking events, and inputting event from keyboard, and also support Flash internal communications;
To make definition through Universal Interface released by Adobe, not subject to Flash version.

Main Specifications and Parameters:

To support the game interface and play SWF documents in the application interface of WIN32, which can be achieved
To support playing both modes of local Flash and online Flash, can acquire any one frame of BMP data from SWF or buffer, which can be inspected and achieved;
To support mouse clicking events, and inputting even from keyboard, and also support Flash internal communications, which is operated smoothly;
To make definition through Universal Interface released by Adobe, not subject to Flash version, and applicable to pass the tests of any FLASH versions.

Development (II)

☐ Research and Development Plan

See Appendix A

IV. R&D Expense, Remuneration and Payment or Settlement thereof

i. R&D expense refers to the cost needed for completing the R&D, and remuneration refers to royalties of this project development and allowance for the R&D staff.

R&D Expense and Remuneration (Say): eight hundred thousand yuan (among which, R&D Expense   yuan, Remuneration   yuan.)

 ii. Payment Method for Expenses and Remunerations ( The following first one is applied):

V. Property ownerships of equipments, facilities and documents purchased at R&D expenses:

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Development (III)
VI. Performing Deadline, Place and Methods:

This Contract shall be performed, (insert place) in Shanghai, from April 15, 2007 to October 15, 2007.

Performing Methods:

Party B shall deliver dynamic encryption algorithm source code disk and related technology documents to Party A.

VII. ☐ Confidentiality of Technology Information and Documents
Party A and Party B shall take all necessary measures to prevent business secrets from being leaked, applied, or disclosed to any unauthorized person.

VIII. Contents of Technology Cooperation and Instruction
Party B is responsible for the development and maintenance of updated version of the Game.
Party B is responsible for solving and handling the BUG of the Game.

IX. Assumption of Risk Responsibility
During the performance of this Contract, the risk responsibility of part or all losses for the R&D resulted from the technology difficulties under the current level and condition shall be assumed by ii. (i. Party A, ii. Party B, iii. Both Parties, iv. Separate negotiations between the parties hereto). It is hereby agreed that Party A shall assume [  ] %, and Party B shall assume [  ] % of the risk responsibility.

Development (IV)

X. Ownership and Sharing of the Development
The right of patent application is owned by Party A, and the right to use and assign the technology secrets is owned by Party A.

XI. Inspection Standard and Method:
The achieved development which meets the specifications of Article (II) of this Contract shall examined and accepted by Party A in accordance with Appendix II and the inspection certificate shall be issued by Party A.

XII. Calculation Methods for Liquidated Damages or Loss Compensation Amount
The breaching party shall assume the breach liabilities in accordance with the terms and conditions of the Contract Law of the People’s Republic of China.
i.	In case of breaching Article III of this Contract, Party B shall assume the following breach liabilities:

For each delayed day, Party A is entitled to deduct 1% of total amount of this Contract as liquidated damages. For delay of more than thirty (30) days, resulting in Party A’s regular application, Party A is entitled to unilaterally terminate this Contract, and Party B shall refund the paid amount to Party A no later than seven (7) days after the termination hereof.

ii.	In case of breaching Article IV of this Contract, Party A shall assume the following breach liabilities:
For each delayed day, Party A shall pay 1% of the delayed amount as liquidated damages to Party B.
iii.	Miscellaneous:
In case Party B breaches Article XII of this Contract and cannot meet the inspection standards, Party A is entitled to revoke this Contract.
In case Party B sub-contracts this Project wholly or partially to the third party without prior written approval from Party A, Party A is entitled to revoke this Contract immediately. Party B shall refund the paid amount to Party A no later than seven (7) days after Party A sends the said written notice, and shall pay 30% of the total amount of this Contract as liquidated damages to Party A.

Development (V)
XIII.  ☐  Dispute Resolution:
Any dispute arising out of the performance of this Contract may be settled through compromise or mediation by and between the parties hereto. In case the parties hereto are not willing to make compromise, mediation or fail to compromise and/or mediate, the following first resolution shall be applied.
i.	The parties hereto agree to submit such dispute to Shanghai Arbitration Commission.
ii.	Institute such dispute to the People’s Court, subject to the jurisdiction of [ ] People’s Court.
i)	the defendant’s residence
ii)	the performance place of this Contract
iii)	the signature place of this Contract
iv)	the plaintiff’s residence
v)	the place where the Subject Matter is

XIV. Interpretation of Terms:

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XV.  ☐  Miscellaneous (Anything not mentioned above, such as rights and obligations of the agency, and its services charges, payment methods, deposits, property mortgages and guaranties, et.):

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The terms and conditions in this Contract marked with ☐ shall be completed in according to the Completion Instruction.

Development (VI)

Title (or Name)	Wenzhou Chuangjia Technology Co., Ltd. (Seal)			Technology Contract Seal Or Common Seal MM/DD/YY
Legal Representative	Zhang Xiangdong (Signature and Seal)
Entrusted Agency	(Seal)
Handled by	Zhuang Junjie (Signature and Seal)
Residence (Correspondence Address)	Rm. 1101-1102, Digital City, Xincheng Avenue, Wenzhou City	Postal Code
Tel:
Account Bank
Bank Account No.
Title (Name)	Shengqu Information Technology (Shanghai) Co., Ltd. (Seal)			Technology Contract Seal b Or Common Seal MM/DD/YY
Legal Representative	Chen Tianqiao (Signature and Seal)
Entrusted Agency	(Seal)
Handled by	(Signature and Seal)
Residence (Correspondence Address)	No. 1 Building No.639 Bibo Road, Shanghai	Postal Code	201203
Tel:	021-50504740
Account Bank
Bank Account No.
Entity Name	(Seal)			Technology Contract Seal Or Common Seal MM/DD/YY
Legal Representative	(Signature and Seal)
Entrusted Agency	(Seal)
Handled by	(Signature and Seal)
Residence (Correspondence Address)		Postal Code
Tel:
Account Bank
Bank Account No.

Completion Instruction (Applicable to be affixed with Stamp Duty)

I. Completion Method for “Contract Registration Number”
Contract Registration Number shall be completed by each contract registry office.

II. Technology Development Contract refers the contract concerning new technology, new products, new technique, new material and the related system research and development which is made by and between the parties hereto, including entrusted development contract and cooperation development contract.

III. The planed project shall be completed as the plan of the State, the province (autonomous region, municipality directly under the Central Government), city specifically designated in the state plan, city, and county. If none of the above, mark (／) in the related column.

IV. Technology Contents and Forms:
Technology contents and forms include the required technological and economical specifications, the purpose of development, the applicable scopes and benefits, submission method and amount of the achieved development.
The development can be submitted in the following methods:
i. Technology documents of products design, workmanship specifications, materials recipe and other drawings, dissertations and reports;
ii. disks, tapes, and computer software;
iii. new breeds of animals or plants, and microorganism fungus;
iv. sampling products, sampling machines
v. complete technology equipment;

V. R&D Plan：
R&D Plan includes phased schedules, technological matters to be solved in different phases, deadlines of achieved goal when Parties are implementing development project.

VI. Confidentiality of technology information and documents includes the contents and deadlines of confidential obligations over information and documents by Parties and the liability of disclosing information and documents.
The parties hereto can agree that this Article shall survive whether this Contract is changed, ends or terminates.

VII. Dispute Resolution
Any party shall be deemed to waive its rights to institute concerned disputes to the People’s Court provided always that either arbitration or judgment is stipulated in Arbitration Law of the People's Republic of China and such party selects arbitration; on the other hand, any party shall be deemed to waive its rights to submit concerned disputes for arbitration provided always that such party selects a lawsuit; therefore, the parties hereto shall agree on the dispute resolution.

VIII. Miscellaneous
In case this Contract is signed through the agency, the agency contract shall be attached to this Contract. The photocopies of the procedures of paid deposits, property mortgages and guaranties shall be attached to this Contract provided that the parties hereto agree on such deposits, property mortgages and guaranties.

IX. The entrusted agency shall show the power of attorney when signing this Contract.

X. In this Contract, the sign of (／) shall be filled in the blank where the terms and conditions are not to be filled which are agreed by Parties.

XI. The original copy of this Contract is in quintuplicate.

For Registry Office: Technology Contract Registry Office (Seal) Handled by: (Seal) MM/DD/YY

Appendix A: Plan of Dynamic Effect Plug-in Playing Technology R&D

Startup Date: April 15, 2007…

Work Node 1: To Accomplish the following tasks before June 15; (Phase I)
Programs:
To accomplish program framework development of client software and server software
Achieved Functions:
To support the game interface and play SWF documents in the application interface of WIN32;
To support playing both modes of local Flash and online Flash,
Applicable to acquire any one frame of BMP data from SWF or buffer;
To achieve update functions
To achieve information exchange between databases

Demonstration：
In the simulated environment, it is can be demonstrated to inspect the technology whether meets above mentioned requirements, supports playing both modes of local Flash and online Flash, and possesses updating function.

Work Node 2: To Accomplish the following tasks before August 15: (Phase II):

Programs:
To improve client software
To improve server software
To improve other supporting functions

Achieved Functions:
To support mouse clicking events;
To support inputting events from the keyboard;
To support Flash internal communications;
To make definitions through the universal interface released by Adobe, not subject to Flash version.
Audio System: Sound can be made simultaneously according to the image (expression) and duding for actions selected by players.

Demonstration：

Once players can play general FLASH with the accomplished dynamic effect plug-in playing technology, the dynamic effect plug-in playing technology is constructed initially.

Work Node 3: To Accomplish the following tasks before October 15: (Phase III):

Program:
To improve client software
To improve server software
Server stress testing
To test whether or not all FLASH versions can be supported

Achieved Functions:

Server stress testing is conducted to check whether this effect plug-in playing technology does not affect other operations on the computer, such as chatting and playing games when playing FLASH or not.
To test whether this plug-in support all versions of FLASH playing through all simulated FALSH versions or not.

Demonstration:
Players can play any FLASH versions by application of this dynamic effect plug-in playing technology without any affection of other operations on the computer.

The internal tests will be conducted from October 15, 2007.

Appendix B: Inspection Standard and Method of Dynamic Effect Plug-in Playing Technology:
Inspection Standard:
To support the game interface and play SWF documents in the application interface of WIN32, which can be achieved;
To support playing both modes of local Flash and online Flash, applicable to acquire any one frame of BMP data from SWF or buffer, applicable to be inspected and achieved;
To support mouse clicking events, and inputting event from keyboard, and also support Flash internal communications, which is operated smoothly;
To make definition through Universal Interface released by Adobe, not subject to the version of Flash, applicable to pass the testing of any FLASH versions.

Inspection Methods:
The inspecting staff from Party A shall test all functions of Dynamic Effect Plug-in Playing Technology, and the said staff shall submit the report of function errors and defects, which shall be corrected in Dynamic Effect Plug-in Playing Technology by the developer from Party B till the said staff confirm the pre-operating result with the confirmation letter.
Inspection Contents including:
All data forms shall re-imported into the database in turn, based which the test will be conducted to check the function of Dynamic Effect Plug-in Playing Technology operating normally, so as to ensure that the data forms will be set up completely exactly.
To plan the sequential re-testing function tables based on Dynamic Effect Plug-in Playing Technology, so as to ensure that all functions have been implemented correctly according to the Plan.
To ensure that the serious defects found previously have been renovated;
To inspect the operation of client software and server software by applying test software; no EMS memory or other serious defects are discovered upon test for two (2) running days;
All documents are represented exactly.